EXHIBIT 99.1

j2 Global Reports Fourth Quarter and Year End 2017 Results and Provides 2018 Outlook

Achieves Record Annual Revenues
Provides Fiscal 2018 Financial Estimates
Announces Twenty-Sixth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the fourth quarter and year ended December 31, 2017, provided fiscal 2018 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.405 per share.

"j2 continues to demonstrate its power as a vertically-driven, Internet information and services company," said Vivek Shah, CEO of j2 Global. "We have an expanding portfolio of some of the best ad- and subscription-supported brands on the Internet. We remain committed to the strategy and operating model that produced record results last year and should help us achieve our goals in 2018."

FOURTH QUARTER 2017 RESULTS

Q4 2017 quarterly revenues increased 25.7% to a Q4 record of $316.4 million compared to $251.8 million for Q4 2016.

Net cash provided by operating activities decreased 4.9% to $85.4 million compared to $89.8 million for Q4 2016. Q4 2017 free cash flow(1) decreased 8.9% to $75.3 million compared to $82.7 million for Q4 2016. The decline in free cash flow(1) is due to a greater percentage of the revenues and EBITDA coming from the media business which has a longer collection cycle resulting in less cash inflows associated with accounts receivable of approximately $19.0 million in comparison to Q4 2016.

GAAP earnings per diluted share(2) increased 14.6% to $1.02 in Q4 2017 compared to $0.89 for Q4 2016. Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 20.1% to $1.79 compared to $1.49 for Q4 2016.

GAAP net income increased 15.5% to $49.9 million in Q4 2017 compared to $43.2 million for Q4 2016.

Quarterly Adjusted EBITDA(4) increased 21.8% to $141.9 million in the quarter compared to $116.5 million for Q4 2016.

j2 ended the quarter with approximately $408.7 million in cash and investments after deploying approximately $149.4 million during the quarter for acquisitions and the payment of j2's regular quarterly dividends.

Key financial results for Q4 2017 versus Q4 2016 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2017	Q4 2016	% Change
Revenues
Cloud Services	$146.9 million	$143.0 million	2.7%
Digital Media	$169.5 million	$108.8 million	55.8%
Total Revenue:	$316.4 million	$251.8 million	25.7%
Operating Income	$76.2 million	$68.2 million	11.7%
Net Cash Provided by Operating Activities	$85.4 million	$89.8 million	(4.9)%
Free Cash Flow (1)	$75.3 million	$82.7 million	(8.9)%
GAAP Earnings per Diluted Share (2)	$1.02	$0.89	14.6%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.79	$1.49	20.1%
GAAP Net Income	$49.9 million	$43.2 million	15.5%
Adjusted Non-GAAP Net Income	$87.3 million	$72.2 million	20.9%
Adjusted EBITDA (4)	$141.9 million	$116.5 million	21.8%
Adjusted EBITDA Margin (4)	44.8%	46.3%	(1.5)%

FULL YEAR 2017 RESULTS

2017 revenues increased 27.9% to a record of $1,117.8 million in 2017 compared to $874.3 million for 2016.

Net cash provided by operating activities decreased 6.4% to $264.4 million in 2017 compared to $282.4 million for 2016. 2017 free cash flow(1) decreased 1.2% to $264.8 million compared to $267.9 million for 2016. The decline in free cash flow(1) is due to additional cash outflows associated with income taxes of approximately $28.0 million and a greater percentage of the revenues and EBITDA coming from the media business which has a longer collection cycle resulting in less cash inflows associated with accounts receivable of approximately $7.0 million in comparison to 2016.

GAAP earnings per diluted share(5) decreased 9.6% to $2.83 in 2017 compared to $3.13 for 2016. The decrease over the prior comparable period is primarily attributed to the increase in interest expense associated with the issuance of the $650 million 6.0% Senior Notes due in 2025, the loss on extinguishment of the $250 million 8.0% Senior Notes and the increased amortization expense associated with acquisitions, most notably Everyday Health. Adjusted non-GAAP earnings per diluted share(5)(6) for the year increased 13.0% to $5.64 compared to $4.99 for 2016.

GAAP net income decreased by 8.5% to $139.4 million in 2017 compared to $152.4 million for 2016. The decrease over the prior comparable period is primarily attributed to the increase in interest expense associated with the issuance of the $650 million 6.0% Senior Notes due in 2025, the loss on extinguishment of the $250 million 8.0% Senior Notes and the increased amortization expense associated with acquisitions, most notably Everyday Health.

Annual Adjusted EBITDA(4) increased 16.9% to $463.0 million in 2017 compared to $396.1 million for 2016.

j2 ended the year with approximately $408.7 million in cash and investments after deploying approximately $256.1 million during the year for acquisitions and the payment of j2's regular quarterly dividends.

Key financial results for 2017 versus 2016 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2017	2016	% Change
Revenues
Cloud Services	$578.9 million	$567.0 million	2.1%
Digital Media	$538.9 million	$307.3 million	75.4%
Total Revenue:	$1,117.8 million	$874.3 million	27.9%
Operating Income	$245.7 million	$242.6 million	1.3%
Net Cash Provided by Operating Activities	$264.4 million	$282.4 million	(6.4)%
Free Cash Flow (1)	$264.8 million	$267.9 million	(1.2)%
GAAP Earnings per Diluted Share (5)	$2.83	$3.13	(9.6)%
Adjusted Non-GAAP Earnings per Diluted Share (5) (6)	$5.64	$4.99	13.0%
GAAP Net Income	$139.4 million	$152.4 million	(8.5)%
Adjusted Non-GAAP Net Income	$275.1 million	$243.9 million	12.8%
Adjusted EBITDA (4)	$463.0 million	$396.1 million	16.9%
Adjusted EBITDA Margin (4)	41.4%	45.3%	(3.9)%

BUSINESS OUTLOOK

For fiscal 2018, the Company estimates that it will achieve revenues between $1.20 billion and $1.25 billion, Adjusted EBITDA between $480 million and $505 million and Adjusted non-GAAP earnings per diluted share of between $5.95 and $6.25.

Adjusted non-GAAP earnings per diluted share for 2018 excludes share-based compensation of between $31 million and $34 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2018 (exclusive of the release of reserves for uncertain tax positions) will be between 23.0% and 25.0%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.405 per common share, a $0.01, or 2.5% increase versus last quarter's dividend. This is j2's twenty-sixth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on March 9, 2018 to all shareholders of record as of the close of business on February 22, 2018. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 19, 2018 by an additional year. Approximately 1.9 million shares remain available for purchase under the program.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 39.6% for Q4 2017 and 25.8% for Q4 2016. The estimated Adjusted non-GAAP effective tax rates were approximately 27.1% for Q4 2017 and 29.0% for Q4 2016.

(3)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended December 31, 2017 and 2016 totaled $0.77 and $0.61 per diluted share, respectively.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS referred to in Note (3) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)	The estimated GAAP effective tax rates were approximately 30.3% for 2017 and 27.9% for 2016. The estimated Adjusted non-GAAP effective tax rates were approximately 27.9% for 2017 and 28.8% for 2016.
(6)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the twelve months ended December 31, 2017 and 2016 totaled $2.81 and $1.92 per diluted share, respectively.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two segments: Cloud Services and Digital Media. The Cloud Services segment offers Internet fax, virtual phone, unified communications, hosted email, email marketing, online backup and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, Onebox®, FuseMail®, Campaigner®, KeepItSafe®, Livedrive® and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media segment offers technology, gaming, lifestyle and healthcare content through its digital properties, which include PCMagazine®, IGN®, AskMen®, Speedtest®, Offers.com®, ExtremeTech®, Geek.com®, Toolbox®, Techbargains.com®, emedia®, Salesify®, Everyday Health and others. As of December 31, 2017, j2 had achieved 22 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2018 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2016 Annual Report on Form 10-K filed by j2 Global on March 1, 2017, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah's quote and in the "Business Outlook" portion regarding the Company's expected fiscal 2018 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$350,945	$123,950
Accounts receivable, net of allowances of $8,701 and $7,988, respectively	234,195	199,871
Prepaid expenses and other current assets	35,287	24,178
Total current assets	620,427	347,999
Long-term investments	57,722	—
Property and equipment, net	79,773	68,094
Goodwill	1,196,611	1,122,810
Other purchased intangibles, net	485,751	511,691
Deferred income taxes, non-current	—	5,289
Other assets	12,809	6,445
TOTAL ASSETS	$2,453,093	$2,062,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$169,837	$178,071
Income taxes payable, current	—	16,753
Deferred revenue, current	95,255	80,384
Line of credit	—	178,817
Other current liabilities	10	64
Total current liabilities	265,102	454,089
Long-term debt	1,001,944	601,746
Deferred revenue, non-current	47	1,588
Income taxes payable, non-current	43,781	—
Liability for uncertain tax positions	52,216	46,537
Deferred income taxes, non-current	38,264	40,357
Other long-term liabilities	31,434	3,475
TOTAL LIABILITIES	1,432,788	1,147,792
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	479	474
Additional paid-in capital	325,854	308,329
Retained earnings	723,062	660,382
Accumulated other comprehensive loss	(29,090)	(54,649)
TOTAL STOCKHOLDERS' EQUITY	1,020,305	914,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,453,093	$2,062,328

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Total revenues	$316,380	$251,837	$1,117,838	$874,255

Cost of revenues (1)	45,974	40,229	172,313	147,100
Gross profit	270,406	211,608	945,525	727,155

Operating expenses:
Sales and marketing (1)	92,525	63,717	330,296	206,871
Research, development and engineering (1)	10,267	10,881	46,004	38,046
General and administrative (1)	91,398	68,849	323,517	239,672
Total operating expenses	194,190	143,447	699,817	484,589
Income from operations	76,216	68,161	245,708	242,566
Interest expense, net	16,372	10,400	67,777	41,370
Other income, net	(22,696)	(438)	(22,035)	(10,243)
Income before income taxes	82,540	58,199	199,966	211,439
Income tax expense	32,669	15,041	60,541	59,000
Net income	$49,871	$43,158	$139,425	$152,439

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$1.03	$0.90	$2.89	$3.15

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$1.02	$0.89	$2.83	$3.13

Basic weighted average shares outstanding	47,721,700	47,348,372	47,586,242	47,668,357
Diluted weighted average shares outstanding	48,437,580	47,862,218	48,669,027	47,963,226

(1) Includes share-based compensation expense as follows:
Cost of revenues	$143	$123	$500	$436
Sales and marketing	458	393	1,723	1,782
Research, development and engineering	367	240	1,182	904
General and administrative	8,029	2,947	19,332	10,528
Total	$8,997	$3,703	$22,737	$13,650

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$139,425	$152,439
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	162,041	122,091
Amortization of financing costs and discounts	11,952	9,818
Share-based compensation	22,737	13,650
Provision for doubtful accounts	13,159	13,169
Deferred income taxes, net	(26,041)	(13,779)
Loss on extinguishment of debt and related interest expense	7,962	—
Gain on sale of business	(31,681)	—
Changes in fair value of contingent consideration	6,900	—
Gain on sale of available-for-sale investments	—	(7,716)
Decrease (increase) in:
Accounts receivable	(37,546)	(30,687)
Prepaid expenses and other current assets	4,001	(957)
Other assets	(2,813)	(497)
Increase (decrease) in:
Accounts payable and accrued expenses	(34,116)	6,363
Income taxes payable	14,888	25,409
Deferred revenue	941	(4,213)
Liability for uncertain tax positions	4,936	10,620
Other long-term liabilities	7,674	(13,323)
Net cash provided by operating activities	264,419	282,387
Cash flows from investing activities:
Maturity of investments	—	241,817
Purchases of investments	—	(80,918)
Purchases of property and equipment	(39,599)	(24,746)
Acquisition of businesses, net of cash received	(174,951)	(580,691)
Proceeds from sale of businesses, net of cash divested	58,300	—
Purchases of intangible assets	(2,240)	(4,321)
Net cash used in investing activities	(158,490)	(448,859)
Cash flows from financing activities:
Issuance of long-term debt, net	636,485	—
Repayment of debt	(255,000)	—
Proceeds from line of credit, net	44,981	178,710
Repayment of line of credit	(225,000)	—
Repurchases of common and restricted stock	(9,850)	(56,496)
Issuance of stock, net of costs	1,367	3,824
Dividends paid	(73,469)	(65,835)
Deferred payments for acquisitions	(7,637)	(20,832)
Other	(54)	1,779
Net cash provided by financing activities	111,823	41,150
Effect of exchange rate changes on cash and cash equivalents	9,243	(6,258)
Net change in cash and cash equivalents	226,995	(131,580)
Cash and cash equivalents at beginning of period	123,950	255,530
Cash and cash equivalents at end of period	$350,945	$123,950

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related expense/benefit from prior years; (6) elimination of gain on sale of investments; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; and (9) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$49,871	$1.02	$43,158	$0.89
Plus:
Share based compensation (1)	8,056	0.17	1,366	0.03
Acquisition related integration costs (2)	8,205	0.17	8,788	0.18
Interest costs (3)	1,807	0.04	(850)	(0.02)
Amortization (4)	21,077	0.44	21,316	0.45
Tax expense (benefit) from prior years (5)	2,475	0.05	(1,574)	(0.03)
Sale of businesses (7)	(15,685)	(0.33)	—	—
Tax Cuts and Jobs Act (8)	11,539	0.24	—	—
Convertible debt dilution (9)	—	0.01	—	0.01
Adjusted non-GAAP net income	$87,345	$1.79	$72,204	$1.49

	Twelve Months Ended December 31,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$139,425	$2.83	$152,439	$3.13
Plus:
Share based compensation (1)	17,297	0.36	8,598	0.18
Acquisition related integration costs (2)	20,669	0.43	12,564	0.26
Interest costs (3)	13,704	0.29	3,467	0.07
Amortization (4)	86,969	1.82	73,022	1.53
Tax expense (benefit) from prior years (5)	4,349	0.09	(1,520)	(0.03)
Sale of investments (6)	—	—	(4,675)	(0.10)
Sale of businesses (7)	(18,839)	(0.39)	—	—
Tax Cuts and Jobs Act (8)	11,539	0.24	—	—
Convertible debt dilution (9)	—	0.05	—	0.01
Adjusted non-GAAP net income	$275,113	$5.64	$243,895	$4.99

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related expense/benefit from prior years; (6) elimination of gain on sale of investments; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; and (9) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2017	2016
Cost of revenues	$45,974	$40,229
Plus:
Share based compensation (1)	(143)	(123)
Amortization (4)	(568)	(1,490)
Adjusted non-GAAP cost of revenues	$45,263	$38,616
Sales and marketing	$92,525	$63,717
Plus:
Share based compensation (1)	(458)	(393)
Acquisition related integration costs (2)	(4,471)	(4,327)
Adjusted non-GAAP sales and marketing	$87,596	$58,997
Research, development and engineering	$10,267	$10,881
Plus:
Share based compensation (1)	(367)	(240)
Acquisition related integration costs (2)	(35)	(947)
Adjusted non-GAAP research, development and engineering	$9,865	$9,694
General and administrative	$91,398	$68,849
Plus:
Share based compensation (1)	(8,029)	(2,947)
Acquisition related integration costs (2)	(6,747)	(7,699)
Amortization (4)	(34,706)	(25,906)
Tax (expense) benefit from prior years (5)	(1,970)	1,900
Adjusted non-GAAP general and administrative	$39,946	$34,197
Interest expense, net	$16,372	$10,400
Plus:
Acquisition related integration costs (2)	(90)	(8)
Interest costs (3)	(1,897)	(1,448)
Tax (expense) benefit from prior years (5)	(830)	171
Adjusted non-GAAP interest expense, net	$13,555	$9,115
Other income, net	$(22,696)	$(438)
Plus:
Sale of businesses (7)	22,981	—
Adjusted non-GAAP other expense (income), net	$285	$(438)

Continued from previous page

Income Tax Provision	$32,669	$15,041
Plus:
Share based compensation (1)	941	2,337
Acquisition related integration costs (2)	3,138	4,193
Interest costs (3)	90	2,298
Amortization (4)	14,197	6,080
Tax expense (benefit) from prior years (5)	325	(497)
Sale of businesses (7)	(7,296)	—
Tax Cuts and Jobs Act (8)	(11,539)	—
Adjusted non-GAAP income tax provision	$32,525	$29,452

Total adjustments	$(37,474)	(29,046)

GAAP earnings per diluted share	$1.02	$0.89
Adjustments *	$0.77	$0.61
Adjusted non-GAAP earnings per diluted share	$1.79	$1.49

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related expense/benefit from prior years; (6) elimination of gain on sale of investments; (7) elimination of gain on sale of businesses; (8) elimination of additional tax expense due to the Tax Cuts and Jobs Act; and (9) elimination of dilutive effect of the convertible debt.

	Twelve Months Ended December 31,
	2017	2016
Cost of revenues	$172,313	$147,100
Plus:
Share based compensation (1)	(500)	(436)
Acquisition related integration costs (2)	(195)	—
Amortization (4)	(2,916)	(5,380)
Adjusted non-GAAP cost of revenues	$168,702	$141,284
Sales and marketing	$330,296	$206,871
Plus:
Share based compensation (1)	(1,723)	(1,782)
Acquisition related integration costs (2)	(8,155)	(5,859)
Adjusted non-GAAP sales and marketing	$320,418	$199,230
Research, development and engineering	$46,004	$38,046
Plus:
Share based compensation (1)	(1,182)	(904)
Acquisition related integration costs (2)	(1,885)	(997)
Adjusted non-GAAP research, development and engineering	$42,937	$36,145
General and administrative	$323,517	$239,672
Plus:
Share based compensation (1)	(19,332)	(10,528)
Acquisition related integration costs (2)	(17,254)	(11,926)
Amortization (4)	(128,800)	(95,561)
Tax (expense) benefit from prior years (5)	(4,977)	1,000
Adjusted non-GAAP general and administrative	$153,154	$122,657
Interest expense, net	$67,777	$41,370
Plus:
Acquisition related integration costs (2)	(90)	(8)
Interest costs (3)	(18,541)	(7,186)
Tax (expense) benefit from prior years (5)	(830)	171
Adjusted non-GAAP interest expense, net	$48,316	$34,347
Other income, net	$(22,035)	$(10,243)
Plus:
Acquisition related integration costs (2)	(2,938)	—
Tax benefit from prior years (5)	—	811
Sale of investment (6)	—	7,540
Sale of businesses (7)	27,696	—
Adjusted non-GAAP other expense (income), net	$2,723	$(1,892)

Continued from previous page

Income tax provision	$60,541	$59,000
Plus:
Share based compensation (1)	5,440	5,052
Acquisition related integration costs (2)	9,848	6,226
Interest costs (3)	4,837	3,719
Amortization (4)	44,747	27,919
Tax expense (benefit) from prior years (5)	1,458	(462)
Sale of investment (6)	—	(2,865)
Sale of businesses (7)	(8,857)	—
Tax Cuts and Jobs Act (8)	(11,539)	—
Adjusted non-GAAP income tax provision	$106,475	$98,589

Total adjustments	$(135,688)	$(91,456)

GAAP earnings per diluted share	$2.83	$3.13
Adjustments *	$2.81	$1.92
Adjusted non-GAAP earnings per diluted share	$5.64	$4.99

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded 3 days of overlapping interest expense in June and the month of July in connection with the 8.0% senior unsecured notes and deferred issuance costs associated with the repayment of the line of credit. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Gain on Sale of Investment. The Company excludes the gain on sale of its strategic equity investment in Carbonite, Inc. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Businesses. The Company excludes the gain on sale of its businesses of Cambridge BioMarketing LLC, Web24, and Tea Leaves Health, LLC. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Tax Expense due to the Tax Cuts and Jobs Act. The Company excludes certain income tax-related items in respect of the Tax Cuts and Jobs Act, specifically, the non-current tax associated with the repatriation of untaxed foreign earnings, the revaluation of deferred tax liabilities and the revaluation for uncertain tax positions from prior years. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Income, Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net income	$49,871	$43,158	$139,425	$152,439
Plus:
Interest expense, net	16,372	10,400	67,777	41,370
Other income, net	(22,696)	(438)	(22,035)	(10,243)
Income tax expense	32,669	15,041	60,541	59,000
Depreciation and amortization	43,444	33,522	162,041	122,091
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	8,997	3,703	22,737	13,650
Acquisition-related integration costs	11,253	12,973	27,489	18,782
Indirect tax expense (benefit) from prior years	1,970	(1,900)	4,977	(1,000)

Adjusted EBITDA	$141,880	$116,459	$462,952	$396,089

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) additional indirect tax expense from prior years and (4) certain gains on sale of businesses. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$60,464	$67,341	$85,424	$264,420
Less: Purchases of property and equipment	(9,660)	(9,285)	(10,538)	(10,112)	(39,595)
Add: Contingent consideration*	20,000	19,950	—	—	39,950
Free cash flows	$61,531	$71,129	$56,803	$75,312	$264,775

* Free cash flows of $61.5 million for Q1 2017 and $71.1 million for Q2 2017 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$60,488	$89,847	$282,387
Less: Purchases of property and equipment	(4,321)	(4,865)	(8,261)	(7,299)	(24,746)
Add: Contingent consideration*	8,000	—	—	—	8,000
Add: Excess tax benefit share-based compensation	264	833	974	200	2,271
Free cash flows	$68,467	$63,496	$53,201	$82,748	$267,912

* Free cash flows of $68.5 million for Q1 2016 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.  Amounts reflected were adjusted from previously disclosed periods in order to be comparable to the current period.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	j2 Global, Inc.	Total
Revenues
GAAP revenues	$146,916	$169,464	$—	$316,380

Gross profit
GAAP gross profit	$117,314	$153,092	$—	$270,406
Non-GAAP adjustments:
Share-based compensation	143	—	—	143
Amortization	568	—	—	568
Adjusted non-GAAP gross profit	$118,025	$153,092	$—	$271,117

Operating profit
GAAP operating profit	$55,525	$29,060	$(8,369)	$76,216
Non-GAAP adjustments:
Share-based compensation	1,676	1,166	6,155	8,997
Acquisition related integration costs	261	10,992	—	11,253
Amortization	15,210	20,064	—	35,274
Additional tax expense from prior years	1,970	—	—	1,970
Adjusted non-GAAP operating profit	$74,642	$61,282	$(2,214)	$133,710

Depreciation	2,128	6,042	—	8,170
Adjusted EBITDA	$76,770	$67,324	$(2,214)	$141,880

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	j2 Global, Inc.	Total
Revenues
GAAP revenues	$142,997	$108,840	$—	$251,837

Gross profit
GAAP gross profit	$112,840	$98,768	$—	$211,608
Non-GAAP adjustments:
Share-based compensation	123	—	—	123
Amortization	1,490	—	—	1,490
Adjusted non-GAAP gross profit	$114,453	$98,768	$—	$213,221

Operating profit
GAAP operating profit	$55,298	$17,460	$(4,597)	$68,161
Non-GAAP adjustments:
Share-based compensation	1,465	711	1,527	3,703
Acquisition related integration costs	50	12,923	—	12,973
Amortization	18,019	9,377	—	27,396
Additional tax benefit from prior years	(1,900)	—	—	(1,900)
Adjusted Non-GAAP operating profit	$72,932	$40,471	$(3,070)	$110,333

Depreciation	2,544	3,582	—	6,126
Adjusted EBITDA	$75,476	$44,053	$(3,070)	$116,459

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	j2 Global, Inc.	Total
Revenues
GAAP revenues	$578,956	$538,882	$—	$1,117,838

Gross profit
GAAP gross profit	$460,210	$485,315	$—	$945,525
Non-GAAP adjustments:
Share-based compensation	500	—	—	500
Acquisition related integration costs	195	—	—	195
Amortization	2,916	—	—	2,916
Adjusted non-GAAP gross profit	$463,821	$485,315	$—	$949,136

Operating profit
GAAP operating profit	$226,094	$48,018	$(28,404)	$245,708
Non-GAAP adjustments:
Share-based compensation	6,204	4,107	12,426	22,737
Acquisition related integration costs	1,369	26,120	—	27,489
Amortization	59,126	72,590	—	131,716
Additional tax expense from prior years	1,970	—	3,007	4,977
Adjusted non-GAAP operating profit	$294,763	$150,835	$(12,971)	$432,627

Depreciation	9,310	21,015	—	30,325
Adjusted EBITDA	$304,073	$171,850	$(12,971)	$462,952

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	j2 Global, Inc.	Total
Revenues
GAAP revenues	$566,938	$307,317	$—	$874,255

Gross profit
GAAP gross profit	$446,392	$280,763	$—	$727,155
Non-GAAP adjustments:
Share-based compensation	436	—	—	436
Amortization	5,380	—	—	5,380
Adjusted non-GAAP gross profit	$452,208	$280,763	$—	$732,971

Operating profit
GAAP operating profit	$211,041	$50,539	$(19,014)	$242,566
Non-GAAP adjustments:
Share-based compensation	5,642	2,392	5,616	13,650
Acquisition related integration costs	203	18,579	—	18,782
Amortization	69,895	31,046	—	100,941
Additional tax (benefit) expense from prior years	(1,150)	150	—	(1,000)
Adjusted non-GAAP operating profit	$285,631	$102,706	$(13,398)	$374,939

Depreciation	9,638	11,512	—	21,150
Adjusted EBITDA	$295,269	$114,218	$(13,398)	$396,089

NOTE: Table above excludes certain intercompany allocations